FOR IMMEDIATE RELEASE

June 18, 1998

MGI  PROPERTIES  ("MGI")
REPORTS  SECOND  QUARTER  RESULTS;
INCREASES  DIVIDEND;
ANNOUNCES  STRATEGIC  REVIEW


RESULTS OF OPERATIONS

            BOSTON,  MASSACHUSETTS  . . . .  MGI  Properties  (NYSE:MGI),  today reported 1998 second quarter results. Funds from operations ("FFO") for the quarter ended May 31, 1998 were $7,986,000, or $.58 per share. On a per share basis, this was a 16% increase from the $.50 per share earned in the comparable 1997 quarter. Funds from operations for the six months ended May 31, 1998 were $15,363,000, or $1.12 per share, which was a 12% increase per share when compared  to  $13,014,000,  or $1.00 per share,  earned in the  comparable  1997 period.

            Net income for the quarter ended May 31, 1998 was $7,075,000, or $.51 per share, compared to $4,264,000, or $.31 per share, for the second quarter one year ago. Included in 1998 second quarter net income was a gain of $1,950,000, or $.14 per share, from the sale of an industrial building located in South Carolina. Net income was $17,903,000, or $1.31 per share, in the current six-month period, versus $8,213,000, or $.63 per share, a year ago. Included in 1998 year-to-date net income were net gains of $8,025,000, or $.59 per share, from five property sales. In the first six months of 1997, MGI realized a net gain of $600,000, or $.05 per share, which was partially offset by a $306,000, or $.03 per share, loan prepayment fee.

            W. Pearce Coues, Chairman of the Board of Trustees, stated that the 16% growth in FFO to $.58 per share, when the second quarter of 1998 is compared to the second quarter of 1997, was driven by the favorable performance of the Trust's properties, which was further enhanced by $47 million of property acquisitions in the second quarter of 1998 that produced a 10.5% return. Additionally, the 46 "same store" properties owned during both the second quarters of 1998 and 1997, produced a 10.4% increase in "same store" property operating income. At May 31, 1998, MGI's commercial portfolio was approximately 96.9% leased and its residential properties were 94.0% leased. Leases executed year-to-date for non-residential space totaled 631,900 square feet. Base rents on commercial leases renewed or released year-to-date in 1998 are expected to increase approximately 28%, which should generate an estimated $.4 million of additional revenues in fiscal 1998 as such new leases become effective. For the balance of the year, scheduled lease expirations approximate 230,000 square feet, or 4% of the commercial portfolio.

            All per share amounts have been computed in accordance with basic earnings per share calculations pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share.

                                                                     (Continued)

DIVIDEND INCREASED

            The Trustees declared a quarterly dividend of $.31 per share, payable July 10, 1998, to shareholders of record July 1, 1998. The $.31 quarterly dividend constitutes a 6.9% increase from the prior quarter's dividend of $.29 per share and a 10.7% increase from a year ago.

STRATEGIC REVIEW

            Mr. Coues also announced today that the MGI Board of Trustees would undertake a review of strategic alternatives available to MGI to maximize shareholder value. Mr. Coues stated that the Board will be considering, among other strategic alternatives, a liquidation of the Trust's properties in order to realize the underlying value which it believes is not reflected in the current stock price.

            Mr. Coues added that the Board is pleased with the substantial growth which MGI has accomplished under the current business plan, noting that it now holds a portfolio of quality properties. The Board of Trustees, nevertheless, believes that it is prudent to reevaluate MGI's overall business strategy in light of the significant changes which have taken place in the real estate market.








            THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS ARE DEPENDENT ON A NUMBER OF FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, THE RISKS OF FUTURE ACTION OR INACTION BY THE BOARD OF TRUSTEES (AND THE ACTUAL RESULTS THEREOF) WITH RESPECT TO THE SUBJECT MATTER OF THE FOREGOING PRESS RELEASE (INCLUDING THE POSSIBILITY OF LITIGATION PERTAINING THERETO); CURRENT MARKET CONDITIONS REMAINING THE SAME OR IMPROVING, MAINTAINING THE CURRENT OCCUPANCY AND RENT LEVELS AT THE PROPERTIES, AS WELL AS THOSE SET FORTH UNDER "FORWARD-LOOKING STATEMENTS," IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IN MGI'S FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 1997 AND IN ITS MOST RECENT REPORT ON FORM 10-Q.


                                                                     (Continued)

                         SELECTED FINANCIAL INFORMATION

                                 For the Three Months Ended May 31, For the Six Months Ended May 31,
                                 ---------------------------------- --------------------------------

                                     1998              1997           1998                1997
                                     ----              ----           ----                ----

TOTAL INCOME:(1)                 $17,584,000       $15,574,000     $34,072,000      $30,662,000
------------                     ===========       ===========     ===========      ===========

OPERATING RESULTS:
Funds from operations            $ 7,986,000       $ 6,821,000     $15,363,000      $13,014,000
                                 ===========       ===========     ===========      ===========
PER SHARE-BASIC                  $       .58       $       .50     $      1.12      $      1.00
                                 ===========       ===========     ===========      ===========

Income before net gain           $ 5,125,000       $ 4,264,000     $ 9,878,000      $ 7,919,000
Net gain                           1,950,000                 -       8,025,000          600,000
                                 -----------       -----------     -----------      -----------
Income before extraordinary
    items                          7,075,000         4,264,000      17,903,000        8,519,000
Extraordinary item -
    prepayment of debt                     -                 -               -      (   306,000)
                                 -----------       -----------     -----------      -----------
NET INCOME                       $ 7,075,000       $ 4,264,000     $17,903,000      $ 8,213,000
                                 ===========       ===========     ===========      ===========

BASIC EARNINGS PER SHARE         $       .51       $       .31     $      1.31      $       .63
                                 ===========       ===========     ===========      ===========

DILUTED EARNINGS PER SHARE       $       .50       $       .31     $      1.28      $       .62
                                 ===========       ===========     ===========      ===========

Average shares outstanding        13,756,217        13,598,472      13,711,816       12,964,645

SUMMARY OF FINANCIAL POSITION:     MAY 31, 1998                 MAY 31, 1997
-----------------------------      ------------                 ------------
    Real estate, at cost           $417,173,000                 $383,158,000
    Total assets                   $391,472,000                 $355,520,000
    Total debt                     $131,983,000                 $112,336,000
    Total shareholders' equity     $253,562,000                 $237,455,000


PORTFOLIO LEASING:                                                      Scheduled Expirations
                           Total        Percentage         1998       Remaining
Property Type           Square Feet       Leased         Leasing         1998         1999
-------------           -----------     ----------       -------      ---------       ----
    Office              1,826,700        96.6%           163,400       75,500         163,200
    Office/R&D          1,392,100        97.8%           124,300       93,100         130,500
    Industrial          1,792,400        96.9%           240,100       58,600         284,100
    Retail                706,100        95.9%           104,100        3,000          21,300
                        ---------        -----           -------      -------         -------
     Total Commercial   5,717,300        96.9%           631,900      230,200         599,100
                        =========        =====           =======      =======         =======

    Apartment Units           959        94.0%
                              ===        =====

    Portfolio Total                      96.5%

--------------------------------
 (1)    Total income excludes gains.


                                      # # #

FOR FURTHER INFORMATION CONTACT:
Phillip C. Vitali, Executive Vice President and Treasurer (617) 422-6000